Exhibit 10.4
AMENDMENT TO PERFORMANCE STOCK UNIT AGREEMENT
This Amendment to Performance Stock Unit Agreement (this “Amendment”) is dated _____________, 20__ (the “Effective Date”), by and between Zurn Elkay Water Solutions Corporation, a Delaware corporation (the “Company”) and _____________ (the “Grantee”). The Grantee and the Company are at times referred to in this Amendment as the “Parties,” and each a “Party.”
WHEREAS, the Parties previously entered into [those/that] certain Performance Stock Unit Agreement[s] dated [_____________, 20__, and _____________, 20__] (collectively, the “PSU Agreement”), pursuant to which the Company granted to the Grantee performance stock units;
WHEREAS, the Parties now desire to amend the PSU Agreement to address the accrual of dividend equivalents and to make certain other changes; and
WHEREAS, pursuant to Section 3.2 of the Zurn Elkay Water Solutions Corporation Performance Incentive Plan (the “Plan”), the PSU Agreement may be amended by the Plan Administrator.
NOW, THEREFORE, the PSU Agreement is hereby amended as follows:
1.Definitions. Capitalized terms used and not defined in this Amendment have the respective meanings assigned to them in the PSU Agreement.
2.New Section 1.6. A new Section 1.6 is hereby added immediately following Section 1.5 of the PSU Agreement to read in its entirety as follows:
3.Section 1.6    Dividend Equivalent
During the period beginning on the first day of the Performance Period and ending on the date that shares of Common Stock are issued in settlement of a Performance Stock Unit, the Grantee will accrue dividend equivalents on Performance Stock Units equal to any cash or other dividend or distribution that would have been paid on the Performance Stock Unit had the Performance Stock Unit been an issued and outstanding share of Common Stock on the record date for the dividend or distribution. Such accrued dividend equivalents (i) will vest and become payable (or forfeitable) upon the same terms and at the same time as shares of Common Stock are paid pursuant to Section 1.3 to settle the earned and vested Performance Stock Units to which they relate, and (ii) will be paid in shares of Common Stock, rounded up to the nearest whole share, based on the fair market value of the shares of Common Stock on such date.
4.Amendment to Section 3.8. Section 3.8 of the PSU Agreement is hereby amended and restated to read in its entirety as follows:
Section 3.8    Government and Other Regulations
The obligation to sell and deliver shares of Common Stock under the Plan, and related dividend equivalents, shall be subject to all applicable laws, rules and regulations and the obtaining of all

Exhibit 10.4
such approvals by governmental agencies as may be deemed necessary or desirable by the Corporation, including (without limitation) the satisfaction of all applicable federal, state and local tax withholding requirements. The Corporation shall have the power and the right to deduct or withhold, or require the Grantee to remit to the Corporation, an amount sufficient to satisfy federal, state, and local taxes (including the Grantee’s FICA obligation) required by law to be withheld with respect to any taxable event arising or as a result of these Performance Stock Units and related dividend equivalents.
5.New Section 3.9. A new Section 3.9 is hereby added immediately following Section 3.8 of the PSU Agreement to read in its entirety as follows; the former Sections 3.9 and 3.10 are hereby renumbered accordingly:
Section 3.9    Section 409A
This Agreement is intended to comply with Section 409A of the Code or an exemption thereunder and shall be construed and interpreted in a manner consistent with the requirements for avoiding additional taxes and penalties under Section 409A of the Code. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A of the Code and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Grantee on account of non-compliance with Section 409A of the Code.
6.Date of Effectiveness; Limited Effect. This Amendment will become effective on the Effective Date. Except as expressly provided in this Amendment, all of the terms and provisions of the PSU Agreement are and will remain in full force and effect and are hereby ratified and confirmed by the Parties. Without limiting the generality of the foregoing, the amendments contained herein will not be construed as an amendment to or waiver of any other provision of the PSU Agreement or as a waiver of or consent to any further or future action on the part of either Party that would require the waiver or consent of the other Party. On and after the date hereof, each reference in an PSU Agreement to “this Agreement,” “the Agreement,” “hereunder,” “hereof,” “herein” or words of like import will mean and be a reference to each such PSU Agreement as amended by this Amendment.
[Signature Page to Follow]

Exhibit 10.4
IN WITNESS WHEREOF, the Parties have duly executed this Amendment as of the date of the Effective Date.

ZURN ELKAY WATER SOLUTIONS CORPORATION

By:
Name: [●]
Title: [●]

GRANTEE

Name: [●]

Signature Page to Amendment to Performance Stock Unit Agreement